Exhibit 10.15

Lease Agreement
(English Translation)

Lessor ( “Party A”):

Shenzhen Huahan Pipelines Science & Technology Co., Ltd.

Lessee (“Party B”):

Shenzhen Ritar Power Co., Ltd.

In accordance with Contract Law of the People’s Republic of China, The Law of Urban Real Estate Administration And The Rules for Implementing the Regulations of Shenzhen Special Economic Zone on House Leasing, Party A and Party B have reached the following agreement through friendly negotiation.

Article 1

Party A will lease to Party B the property (the “Lease Property”) located at Room 405, Tower C, Huahan Building, Langshan Road, Nanshan District, Shenzhen. The aggregate floor area of the Lease Property is 1,200 square meters, and the Lease Property has 6 floors.

This Lease Property is owned by Shenzhen Huanhan Pipelines Science & Technology Co., Ltd.

Article 2

The rental will be RMB 43 Yuan per square meter per month.

Article 3

Party B shall pay the lease guarantee deposit (the “Deposit”) together with the rent of the first month to Party A by 10th March, 2007.

Article 4

Party B shall pay the monthly rent to Party A before 10th day of each month, and Party A shall present relevant receipts to Party B when the rent is received.

Article 5

The lease term will commence on 6th May 2007 and expire on 5th May 2010.

The aforesaid term shall not exceed the term of the land use right of the Lease Property, and the loss incurred by the nullity of the excessive term shall be born according to the agreement reached by both parties (if any) or Party A (if no agreement).

Article 6

The Lease Property shall be used for office use purpose. If Party B decides to use the Lease Property for other purpose, it shall obtain a prior written consent of Party A, and submit an application for such change of usage to relevant housing property authority. Party B shall not change the use of the Lease Property without obtaining such approvals.

Article 7

Party A shall deliver the Lease Property to Party B before 6th March, 2007 and complete relevant procedures of such delivery.

In case Party A fails to deliver the Lease Property to Party B on time, Party B shall be entitled to request for a corresponding term extension.

Article 8

Both parties shall complete together an inventory checklist when the Lease Property is delivered.

Article 9

When Party A delivers the Lease Property to Party B, Party A is entitled to collect the Deposit which equals to two months’ rental, and Party A shall present corresponding receipts to Party B when the Deposit is received by Party A.

Party A shall return the Deposit to Party B in the event that all the following conditions are satisfied:

a) The lease term expires or both parties agree to terminate this lease (the “Contract”)

b) Party B returns the receipt of the Deposit to Party A and all the due fees have been settled.

c) Party B has not caused deteriorations or injuries to the Lease Property and its facilities.

Party A shall not return the Deposit to Party B in case any of the following conditions is satisfied:

a) Party B refuses to pay the fees which are due.

b) Party B unilaterally terminates the lease Contract without the consent of Party A (excluding the conditions stipulated in Article 18 or Article 20).

c) Party B unilaterally subleases the Lease Property to any third party to engage in unlawful matters

Article 10

During the lease term, Party A shall pay the relevant fees for using the land of the Lease Property, relevant taxes, fee, and Party B shall be responsible for utilities and other services to the premises and any other fees incurred from the usage of the Lease Property by Party B.

Article 11

Party A shall keep and maintain the demised premises in a safe condition at all times in accordance with relevant law, regulations and policies and put the demised premises into condition fit for their purpose of use contemplated by this Contract.

In the event that Party B suffers any personal injuries or property damage due to gross negligence or wilful default of Party A with respect to the Lease Property, Party A shall be entitled to claim for damages from Party B.

Article 12

Party B shall use the Lease Property with ordinary care and shall not use the Lease Property to engage in unlawful business. Party A shall not interfere with the normal and reasonable use of the Lease Property of Party B.

Article 13

During the lease term, not caused by Party B’s fault, in the event of occurrence of deteriorations or injuries to the Lease Party which imposes safety threats and renders it untenantable of the premise, Party B shall notify Party A in time and take effective measures to prevent further damage or malfunction. Within 5 days immediate after being notified by Party B, Party A shall be responsible for repair or directly delegate Party B to repair the property.

In the event that Party B is unable to notify Party A or Party A fails to repair the property within the aforesaid term after receiving the writing notice from Party B, Party B may repair the property on behalf of Party A.

In the event of any urgent condition where immediate repair is necessary, Party B shall make such repair on behalf of Party A and notify Party A in time.

The expenses incurred from the aforesaid two conditions (including the reasonable expenses spent by Party B to mitigate damages or injuries) shall be borne by Party A. If Party B fails to comply with the obligations defined in this Article 13, the loss incurred from failure to mitigate the damage shall be born by Party B.

Article 14

Party B shall be responsible for the deteriorations to the Lease Property and its affiliates caused by its unreasonable use or misuse and shall notify Party A promptly. In the event that Party B refuses to repair such damage, Party A shall file with the relevant contract registration authority and repair the deteriorations to the Lease Property at the expense of Party B.

Article 15

During the lease term, in the event that Party A or Party B intends to makes alterations, additions or improvements on the Lease Property, both parties shall enter into a new agreement in writing.

In the event that an governmental approval shall be obtained before such change, both parties shall submit required application to the relevant authority for approval.

Article 16

Without prior consent of Party A, Party B shall not sublease part or whole of the Lease Property to any third party. In the event that Party A allows Party B to sublease part or whole of the Lease Property to any third party, the sublease term shall not exceed the lease term under this Contract.

Article 17

In the event that Party A decides to transfer parts or whole of the Lease Property to any third party, it shall notify Party B in writing one month before such transfer and Party B has the right of first refusal.

In the event that Party A transfers the Lease Property to a third party, it shall be responsible to notify such third party to continue performing this Contract.

Article 18

During the lease term, this Contract may be terminated or amended in the event that any of the following conditions is satisfied:

a) The Contract can not be performed in the event of force majeure;

b) Government confiscates, purchases, or demolishes the Lease Property;

c) Both parties agree to terminate or amend this Contract.

Article 19

Party A is entitled to refuse to return the Deposit to Party B, in case any of the following conditions is satisfied:
a) The rent of any month is overdue for more than 30 days (one month);

b) Party B use the Lease Property to engage in unlawful acts which violate the public interests or other third party’s legitimate interests.

c) Party B alters the house’s structure or the agreed usage unilaterally;

d) Party B breaches Article 14 of this Contract and refuses to be responsible for the repair liability or repair expenses which result in serious damage to the Lease Property or its facilities;

e) Party B makes alterations, additions or improvements on the Lease Property without the consent of Party A and the approval from the relevant authority.

f) Party B subleases parts or whole of the Lease Property to any third party with Party A’s consent.

In addition to the right of claiming for damages, Party A is entitled to terminate this Contract or require Party B to amend this Contract with Party A.

Article 20

Party B is entitled to a refund equal to a double Deposit from Party A, in case any of the following conditions is satisfied:

a) Party A delays delivery of the Lease Property to Party B for more than 30 days (one month);

b) Party A breaches the obligations in Article 11 which causes impossible for Party B to use the Lease Property in a way contemplated by this Contract;

c) Party A breaches Article 14 by refusing to maintain the Lease Property appropriately;

d) During the lease period, Party A makes alterations, additions or improvements on the Lease Property without the consent of Party B and an approval form relevant authority.

In addition to the right of claiming for damages, Party B has the right to terminate this Contract (after Party B obtains relevant remedies, it shall notify Party A in writing and deliver the Lease Property to Party A) or require Party A to amend this Contract with Party B.

Party B shall not pay the rent to Party A during the period between Party A obtains such notice and Party B obtains relevant compensation.

Article 21

Party B shall vacate the Lease Property at the expiration of the lease term and return the Lease Property and its facilities to Party A, and Party B shall guarantee the good status of the Lease Property and its facilities (except normal deteriorations) and settle all the fees due and complete relevant transfer procedures.

In the event that Party B fails to vacate or return the Lease Property to Party A, Party A shall be entitled to repossess Lease Property and a double rent for the overdue period from Party B.

Article 22

If Party B needs to continue the use of the Lease Property after the Contract expires, it shall submit a written notice 2 months prior to the expiration of the lease term to Party A and Party B shall have the right of first refusal.

If both parties agree to extent the term of this Contract, they shall enter into a new lease contract and register with the relevant registration authority.

Article 23

During the lease term, any party who fails to perform any obligation stipulated in this Contract shall bear corresponding liability subject to relevant provisions under this Contract.

Article 24
Any issue not covered under this Contract shall be otherwise negotiated by both parties and listed in an appendix of this Contact. The appendix shall constitute a part of this Contract and have the same legal effect with the original provisions.

In the event that an amendment to this Contract is entered into between both parties, the amendment shall be registered with the relevant registration authority of this Contract and such amendment shall have the same legal effect as this Contract after registration.

Article 25

Any dispute arising out of this Contract shall be negotiated by both parties first, and if no agreement can be reached, such dispute may be delivered to relevant registration authority of the Contract for mediation, and if any agreement still can not be reached, such dispute shall be finally submitted to CIETAC, Shenzhen Arbitration Commission Branch for arbitration.

Article 26

This Contract shall come into effect on the date of execution.

Both parties shall deliver this Contract to relevant authorities for registration or record within 10 days after the execution of this Contract.

Article 27

The Chinese version of this Contract shall prevail.

Article 28

There are two originals of this Contract. Each party shall hold one original.

Party A
Shenzhen Huahan Pipelines Science& Technology Co., Ltd.
(Corporate Seal)

Party B:

Shenzhen Ritar Power Co., Ltd. (Corporate Seal)

By: /s/ Jiada Hu
Name: Jiada Hu

Date: 9th March, 2007